UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report - November 19, 2001



                        PEOPLES FINANCIAL SERVICES CORP.
             (Exact name of registrant as specified in its charter)


   Pennsylvania                   000-23863                  23-2391852
   ------------                   ---------                  ----------
  (State or other              Commission File               (I.R.S. Employer
  jurisdiction of                    Number                   Identification
  Incorporation)                                                  Number)


                       50 Main Street, Hallstead, PA 18822
                  (Address of Principal Executive Officer) (Zip
               Code) Registrant's telephone number, including area
                               code (570) 879-2175

                                       N/A
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.

                  Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

                  Not Applicable.

Item 3.  Bankruptcy or Receivership.

                  Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

                  Not Applicable.

Item 5.  Other Events.

                  On November 19, 2001, Peoples National Bank ("PNB"), a wholly-owned subsidiary of Peoples Financial Services Corp., and Mohawk Community Bank ("Mohawk"), a wholly-owned subsidiary of Ambanc Holding Co., Inc., signed an agreement for PNB to purchase certain assets and assume certain liabilities of a branch of Mohawk. The office involved in the sale is located at 5631 State Highway 12 (inside Price Chopper Supermarket), Norwich, New York. The office has deposits totaling approximately $6.8 million. The sale is subject to obtaining all regulatory approvals and, therefore, the final closing is not expected until the first quarter of 2002.

Item 6.  Resignations of Registrant's Directors.

                  Not Applicable.

Item 7.  Financial Statements and Exhibits.

                  (a)      Not Applicable.
                  (b)      Not Applicable.
                  (c)      Exhibit:

                           99.1 Press Release of Peoples Financial Services Corp., dated November 19, 2001.

Item 8.  Change in Fiscal Year.

                  Not Applicable.

Item 9.  Regulation FD Disclosure.

                  Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        PEOPLES FINANCIAL SERVICES, CORP.
                                  (Registrant)

                                            /s/ Debra E. Dissinger
Dated: November 19, 2001                    By Debra E. Dissinger
                                            Executive Vice President

                                  EXHIBIT INDEX

                                                                 Page Number
                                                                 in Manually
Exhibit                                                         Signed Original

99.1     Press Release of Peoples Financial Services Corp.,            4
                  dated November 19, 2001.

                                  EXHIBIT 99.1

                                  PRESS RELEASE

                   PEOPLES FINANCIAL SERVICES CORP. ANNOUNCES
                         PURCHASE OF BRANCH OFFICE FROM
                              MOHAWK COMMUNITY BANK

Hallstead, Pennsylvania--November 19, 2001 -- Peoples National Bank ("PNB"), a national bank with its principal corporate office in Hallstead, Pennsylvania and the wholly owned subsidiary of Peoples Financial Services Corp. ("Peoples" or the "Company") today announced that it has reached an agreement with Mohawk Community Bank ("Mohawk"), the wholly owned subsidiary of Ambanc Holding Co., Inc. ("Ambanc"), for the purchase of Mohawk's branch office at 5631 State Highway 12 (inside Price Chopper Supermarket), Norwich, New York. The office had total deposits of approximately $6.8 million at September 30, 2001. The sale, which requires regulatory approval, is anticipated to close in the first quarter of 2002. If regulatory approval is received as anticipated and the transaction is consummated, PNB intends to provide banking services to Mohawk's former customers at the Price Chopper location.

Peoples National Bank serves local communities through its offices in the Hallstead Plaza, Susquehanna, Montrose, and Hop Bottom in Susquehanna County, and in Nicholson, Tunkhannock, and Meshoppen in Wyoming County. PNB provides a full range of retail and commercial banking services designed to meet the borrowing and depository needs of small and medium sized businesses and consumers in its market areas. PNB's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation ("FDIC").

Ambanc Holding Co., Inc. is a unitary savings and loan holding company. The Company's primary subsidiary, Mohawk Community Bank, serves customers through fifteen upstate New York offices, located in Fulton, Montgomery, Schenectady, Saratoga, Albany, Chenango and Schoharie counties. Mohawk's deposits are insured up to the maximum legal amount by the FDIC. Ambanc recently announced that it had entered into an Agreement and Plan of Merger (the "Agreement") whereby Ambanc and Mohawk will be merged with and into Hudson River Bank & Trust Company, with Hudson River surviving the merger.

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Peoples and PNB do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.